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Exhibit 23





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports, included in this Form 10-K, into Crown Books Corporation's previously filed Forms S-8 (File Number 33-43267 and 33-78378).




                                      ARTHUR ANDERSEN LLP



Washington, D.C.
April 26, 1996.